IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MARYLAND

STEMCELLS, INC., *et al.*,	*	
Plaintiffs,	*	
v.	*	Case No. 06-cv-1877-RWT
NEURALSTEM, INC., *et al.*,	*	
Defendants.	*	
	***	

ORDER

For the reasons set forth in the accompanying Memorandum Opinion, it is this 22nd day of July, 2015, by the United States District Court for the District of Maryland,

ORDERED, that the Director of the Patent and Trademark Office **ISSUE** a certificate adding the name of Dr. Wolfram Tetzlaff as an inventor on Patent Nos. 5,851,832, 6,497,872, 6,294,346, 7,101,709, 7,115,418, and 7,361,505 pursuant to 35 U.S.C. § 256(b); and it is further

ORDERED, that the Complaint is **DISMISSED with prejudice** due to Plaintiffs' lack of standing; and it is further

ORDERED, that the Clerk is directed to close Case No. 06-cv-1877-RWT.

/s/
ROGER W. TITUS
UNITED STATES DISTRICT JUDGE